Filed pursuant to Rule 433(d)

Registration Statement Nos. 333-131111 and 333-131111-02

NovaStar Home Equity Loan Asset-Backed Notes,

Series 2006-1

$553,896,000 (Approximate)

NovaStar Certificates Financing Corporation

Depositor

NovaStar Mortgage, Inc.

Sponsor and Servicer

Co-Lead Underwriters

Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Prue Larocca	(203) 622-3868	laroccp@gcm.com
Vinu Phillips	(203) 622-5626	philliv@gcm.com
Ara Balabanian	(203) 618-2435	ara.balabanian@gcm.com
Erin Maxwell	(203) 618-6112	erin.maxwell@gcm.com
Sean Curran	(203) 618-2426	sean.curran@gcm.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com

Structuring	Phone	E-mail Address
Rob Shugrue	(203) 622-5625	shugrur@gcm.com

Collateral Analytics	Phone	E-mail Address
Dan O’Connor	(203) 618-6113	oconnod@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Michael McCormick	(212) 438-1937	michael_mccormick1@standardandpoors.com
Julia Clements	(212) 438-7647	julia_clements@sandp.com

Moody’s Investors Service	Phone	E-mail Address
Shachar Gonen	(212) 553-3711	shachar.gonen@moodys.com
Todd Swanson	(415) 274-1714	todd.swanson@moodys.com

Fitch	Phone	E-mail Address
Michele Patterson	(212) 908-0779	michele.patterson@fitchratings.com
Marissa Kimmel	(212) 908-0343	marissa.kimmel@fitchratings.com

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 800-422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Preliminary Term Sheet	Date Prepared: April 17, 2006

$553,896,000 (Approximate)

Publicly Offered

NovaStar Home Equity Loan Asset-Backed Notes, Series 2006-1

Class(1,2,3)	Principal Balance ($)	WAL (Years) Call/Mat (4)	Payment Window (Mths) Call/Mat(4)	Expected Rating S&P/Moody’s/Fitch	Assumed Final Payment Date	Certificate Type
Class A-1A	$767,078,000	Not Marketed Hereby		AAA/Aaa/AAA	May 2036	Floating Rate Senior
Class A-2A	$182,000,000	1.00 / 1.00	1-21 / 1-21	AAA/Aaa/AAA	May 2036	Floating Rate Seq. Senior
Class A-2B	$91,700,000	2.00 / 2.00	21-28 / 21-28	AAA/Aaa/AAA	May 2036	Floating Rate Seq. Senior
Class A-2C	$71,400,000	3.50 / 3.50	28-67 / 28-67	AAA/Aaa/AAA	May 2036	Floating Rate Seq. Senior
Class A-2D	$32,621,000	5.73 / 7.84	67-69 / 67-159	AAA/Aaa/AAA	May 2036	Floating Rate Seq. Senior
Class M-1	$78,300,000	3.89 / 3.89	40-67 / 40-67	AA/Aa2/AA+	May 2036	Floating Rate Seq. Subordinate
Class M-2	$21,600,000	5.74 / 7.59	67-69 / 67-126	AA/Aa3/AA	May 2036	Floating Rate Seq. Subordinate
Class M-3	$18,900,000	4.15 / 4.48	40-69 / 40-104	AA/A1/AA	May 2036	Floating Rate Subordinate
Class M-4	$18,225,000	4.11 / 4.41	39-69 / 39-98	AA-/A2/A+	May 2036	Floating Rate Subordinate
Class M-5	$12,825,000	4.10 / 4.33	38-69 / 38-91	A+/A3/A+	May 2036	Floating Rate Subordinate
Class M-6	$10,125,000	4.07 / 4.24	38-69 / 38-84	A/Baa1/A	May 2036	Floating Rate Subordinate
Class M-7	$8,775,000	4.07 / 4.16	38-69 / 38-78	A-/Baa2/A-	May 2036	Floating Rate Subordinate
Class M-8	$7,425,000	4.04 / 4.05	37-69 / 37-72	BBB+/Baa3/BBB+	May 2036	Floating Rate Subordinate
Class M-9	$8,775,000	Not Offered Herein		BBB/NR/BBB	May 2036	Floating Rate Subordinate
Class M-10	$6,750,000			BBB-/NR/NR	May 2036	Floating Rate Subordinate
Class M-11	$6,750,000			BB+/NR/NR	May 2036	Floating Rate Subordinate

Total:	$1,343,249,000

(1)	The Class A-1A Notes are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes are backed by the cash flows from the Group I Mortgage Loans and Group II Mortgage Loans. The principal balance of each Class of Notes (as defined herein) is subject to a 10% variance.

(2)	The Class A-1A, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes are priced to call. The margin on the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes will double and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M11 Notes will increase by 1.5x after the clean-up call date.

(3)	See “Available Funds Cap Rate,” herein.

(4)	See “Pricing Prepayment Speed” herein.

Depositor:	NovaStar Certificates Financing Corporation.

Issuing Entity:	NovaStar Mortgage Funding Trust, Series 2006-1.

Sponsor and Servicer:	NovaStar Mortgage, Inc. (“NovaStar”).

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Wachovia Capital Markets, LLC (“Wachovia Securities”).

Co-Underwriter:	Morgan Stanley & Co. Incorporated.

Indenture Trustee:	JPMorgan Chase Bank, N.A.

Owner Trustee:	Wilmington Trust Company.

Custodian:	U.S. Bank, National Association.

Hedge Providers:	The Royal Bank of Scotland plc (“RBS”), Deutsche Bank AG (“Deutsche”), and Wachovia Bank, N.A. (“Wachovia”).

Notes:	The Class A-1A Notes (the “Group I Notes”), the Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes (collectively, the “Group II Notes”, and together with the Group I Notes, the “Class A Notes” or “Senior Notes”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, and Class M-8, Class M-9, Class M-10 and Class M-11 Notes (collectively, the “Subordinate Notes” along with the Senior Notes, the “Notes”). The Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes are referred to herein as the “Offered Notes.” The Class A-1A, Class M-9, Class M-10 and Class M-11 Notes are not offered hereby.

Federal Tax Status:	The Senior Notes and Subordinate Notes are anticipated to be debt for Federal income tax purposes. The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a “real estate investment trust” or by a “qualified REIT subsidiary.”

Registration:	The Notes will be available in book-entry form through DTC, and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan the close of business on April 1, 2006.

Expected Pricing Date:	On or about April 21, 2006.

Expected Closing Date:	On or about April 28, 2006.

Payment Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in May 2006.

Accrued Interest:	The price to be paid by investors for the Notes will not include accrued interest (settling flat).

Interest Accrual Period:	The interest accrual period for each Payment Date with respect to the Notes will be the period beginning with the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).

ERISA Eligibility:	The Offered Notes are expected to be eligible for ERISA plans that satisfy an investor based exemption.

SMMEA Eligibility:	The Notes will not constitute “mortgage related securities” for purposes of SMMEA.

Denomination:	$25,000 minimum and multiples of $1,000 in excess thereafter, provided that the Notes must be purchased in minimum total investments of $100,000.

Optional Termination:	The terms of the transaction allow for a clean-up call (the “Clean-up Call”) which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Notes will be priced based on the following collateral prepayment assumptions:
FRM Loans (100% PPC): 2% - 25% CPR over 10 months, 25% CPR thereafter ARM Loans (100% PPC): 2% - 30% CPR over 12 months, 30% CPR months 13-22, 60% CPR months 23-28, 35% CPR month 29 and thereafter.

Mortgage Loans:	As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $1,349,999,494, of which: (i) approximately $904,573,565 consisted of a pool of conforming balance fixed-rate and adjustable-rate, first-lien and second-lien, fully amortizing and balloon mortgage loans (the “Group I Mortgage Loans”), (ii) approximately $445,425,930 consisted of a pool of non-conforming balance fixed-rate and adjustable-rate, first-lien and second-lien, fully amortizing and balloon mortgage loans (the “Group II Mortgage Loans,” together with the Group I Mortgage Loans, the “Mortgage Loans”).

With respect to approximately 19.16% of the Mortgage Loans, NovaStar or another originator, originated a second lien mortgage loan simultaneously to the time of origination of the related first lien Mortgage Loan.

On or prior to the Closing Date, it is expected that certain of the Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

Note Rate:	The “Note Rate” on each Class of Notes will be equal to the lesser of (i) the related Formula Rate and (ii) the related Available Funds Cap Rate.

Formula Rate:	The “Formula Rate” on each Class of the Notes will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) 11.00%.

Available Funds Cap Rate:	The “Available Funds Cap Rate” means, for any Payment Date and any Class of Notes, (i) the product of (a) the interest received or advanced on the Mortgage Loans less the servicing fee, mortgage insurance fee, indenture trustee fee and any aggregate net swap payments and aggregate fixed rate cap payments due the Hedge Providers multiplied by (b) 360 divided by the actual number of days in the Interest Accrual Period, divided by (ii) the aggregate class note balance of all Classes of Notes immediately preceding such Payment Date (excluding the portion related to Allocated Realized Losses).

Available Funds Cap Shortfall:	The “Available Funds Cap Shortfall” for any Payment Date and any Class of Notes is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest accrued on such class based on the related Available Funds Cap Rate and (ii) the unpaid portion of any Available Funds Cap Shortfall from the prior Payment Date together with accrued interest on such unpaid portion at the related Formula Rate. Any Available Funds Cap Shortfall will be paid on such Payment Date or future Payment Dates to the extent of funds available.

Monthly Servicer Advances:	The Servicer is generally required to advance scheduled principal and interest (net of the servicing fee) for any delinquent mortgage loan, but is not required to make any advance that the Servicer deems to be non-recoverable.

Swap Agreements:	On the Closing Date, the Issuing Entity will enter into multiple “Swap Agreements” with an initial aggregate notional amount of $610,000,000. Under each Swap Agreement, on each Payment Date, until the related swap is retired, the Issuing Entity shall make a payment equal to interest at the fixed rate shown below on the related swap notional amount to the related Hedge Provider and the Issuing Entity will receive a payment of interest at One Month LIBOR, accrued during the related swap accrual period, on the related swap notional amount from the related Hedge Provider.

Hedge Provider	Notional Amount ($)	Fixed Rate	Maturity Date
Greenwich	80,000,000	4.76750%	November-07
Greenwich	20,000,000	4.84125%	November-07
Deutsche Bank	50,000,000	4.88600%	November-07
Wachovia	80,000,000	4.89500%	November-07
Greenwich	80,000,000	4.72000%	December-07
Greenwich	40,000,000	4.77875%	December-07
Greenwich	80,000,000	4.84000%	December-07
Deutsche Bank	80,000,000	4.77875%	January-08
Greenwich	20,000,000	4.78000%	November-08
Wachovia	20,000,000	4.93000%	November-08
Wachovia	20,000,000	4.73000%	December-08
Greenwich	20,000,000	4.86500%	December-08
Deutsche Bank	20,000,000	4.77875%	January-09

Shown below is an aggregate swap notional amount schedule and a weighted average swap fixed rate schedule, calculated by aggregating all the individual swaps described previously.

Payment Date	Notional Amount ($)	W.A. Fixed Rate
May-06	610,000,000	4.80992%
June-06	610,000,000	4.80992%
July-06	610,000,000	4.80992%
August-06	610,000,000	4.80992%
September-06	610,000,000	4.80992%
October-06	610,000,000	4.80992%
November-06	610,000,000	4.80992%
December-06	610,000,000	4.80992%
January-07	610,000,000	4.80992%
February-07	610,000,000	4.80992%
March-07	610,000,000	4.80992%
April-07	610,000,000	4.80992%
May-07	610,000,000	4.80992%
June-07	610,000,000	4.80992%
July-07	610,000,000	4.80992%
August-07	610,000,000	4.80992%
September-07	610,000,000	4.80992%
October-07	610,000,000	4.80992%
November-07	610,000,000	4.80992%
December-07	380,000,000	4.78928%
January-08	180,000,000	4.79986%
February-08	100,000,000	4.81675%
March-08	100,000,000	4.81675%
April-08	100,000,000	4.81675%
May-08	100,000,000	4.81675%
June-08	100,000,000	4.81675%
July-08	100,000,000	4.81675%
August-08	100,000,000	4.81675%
September-08	100,000,000	4.81675%
October-08	100,000,000	4.81675%
November-08	100,000,000	4.81675%
December-08	60,000,000	4.79125%
January-09	20,000,000	4.77875%

Cap Agreements:	On the Closing Date, the Issuing Entity will enter into multiple “Cap Agreements” with an initial aggregate notional amount of $200,000,000. Under each Cap Agreement, on each Payment Date, until the related cap is retired, the Issuing Entity shall make a payment equal to the fixed rate shown below on the related cap notional amount to the related Hedge Provider and the Issuing Entity will receive a payment, should One Month LIBOR exceed the related strike rate, equal to the difference between One Month LIBOR and the related strike rate, from the related Hedge Provider.

Hedge Provider	Notional Amount ($)	Fixed Rate	Strike Rate	Maturity Date
Wachovia	80,000,000	0.2690%	4.900%	December-07
Wachovia	80,000,000	0.2375%	4.800%	January-08
Wachovia	20,000,000	0.3850%	4.900%	December-08
Wachovia	20,000,000	0.3450%	4.800%	January-09

Shown below is an aggregate effective cap notional amount schedule, a weighted average cap fixed rate schedule and a weighted average strike rate schedule, calculated by aggregating all the individual caps described previously.

Payment Date	Notional Amount ($)	W.A. Fixed Rate	W.A. Strike Rate
May-06	200,000,000	0.27560%	4.85000%
June-06	200,000,000	0.27560%	4.85000%
July-06	200,000,000	0.27560%	4.85000%
August-06	200,000,000	0.27560%	4.85000%
September-06	200,000,000	0.27560%	4.85000%
October-06	200,000,000	0.27560%	4.85000%
November-06	200,000,000	0.27560%	4.85000%
December-06	200,000,000	0.27560%	4.85000%
January-07	200,000,000	0.27560%	4.85000%
February-07	200,000,000	0.27560%	4.85000%
March-07	200,000,000	0.27560%	4.85000%
April-07	200,000,000	0.27560%	4.85000%
May-07	200,000,000	0.27560%	4.85000%
June-07	200,000,000	0.27560%	4.85000%
July-07	200,000,000	0.27560%	4.85000%
August-07	200,000,000	0.27560%	4.85000%
September-07	200,000,000	0.27560%	4.85000%
October-07	200,000,000	0.27560%	4.85000%
November-07	200,000,000	0.27560%	4.85000%
December-07	200,000,000	0.27560%	4.85000%
January-08	120,000,000	0.28000%	4.81667%
February-08	40,000,000	0.36500%	4.85000%
March-08	40,000,000	0.36500%	4.85000%
April-08	40,000,000	0.36500%	4.85000%
May-08	40,000,000	0.36500%	4.85000%
June-08	40,000,000	0.36500%	4.85000%
July-08	40,000,000	0.36500%	4.85000%
August-08	40,000,000	0.36500%	4.85000%
September-08	40,000,000	0.36500%	4.85000%
October-08	40,000,000	0.36500%	4.85000%
November-08	40,000,000	0.36500%	4.85000%
December-08	40,000,000	0.36500%	4.85000%
January-09	20,000,000	0.34500%	4.80000%

Credit Enhancement:	Consists of the following:
1) Mortgage Insurance; 2) Excess Cashflow; 3) the Overcollateralization Amount; and 4) Subordination

The Issuing Entity will also have the benefit of any net swap or cap payments received from the Hedge Providers.

Mortgage Insurance Policies:	Approximately 56.67% of the Mortgage Loans are covered by a mortgage insurance policy issued by Mortgage Guaranty Insurance Corp. (“MGIC”), Radian Guaranty Inc. (“Radian”) or PMI Mortgage Insurance Co. (“PMI”) (such loans are the “Insured Mortgage Loans”). Approximately 36.56% of the Mortgage Loans have a combined original loan-to-value ratio in excess of 60% and are not insured. Additionally, approximately 6.78% of the Mortgage Loans have a combined original loan-to-value ratio less than or equal to 60% and are not insured.

Each mortgage insurance policy provided by MGIC, Radian or PMI insures a portion of the loss on the related mortgage loan to a level where the uninsured exposure of the mortgage loan is reduced to an amount equal to 55%, 50% or 51%, respectively, of the original loan-to-value ratio of such mortgage loan.

Claim payments, if any, under a mortgage insurance policy will be made to the Servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan.

Approximately 99.92%, 0.02% and 0.06% of the Insured Mortgage Loans are insured by MGIC, Radian and PMI, respectively.

Credit Enhancement Percentages:

Initial Credit Enhancement On Closing Date		Expected Credit Enhancement On or After Crossover Date
Class	Percent	Class	Percent
Class A	15.20%	Class A	30.40%
Class M-1	9.40%	Class M-1	18.80%
Class M-2	7.80%	Class M-2	15.60%
Class M-3	6.40%	Class M-3	12.80%
Class M-4	5.05%	Class M-4	10.10%
Class M-5	4.10%	Class M-5	8.20%
Class M-6	3.35%	Class M-6	6.70%
Class M-7	2.70%	Class M-7	5.40%
Class M-8	2.15%	Class M-8	4.30%
Class M-9	1.50%	Class M-9	3.00%
Class M-10	1.00%	Class M-10	2.00%
Class M-11	0.50%	Class M-11	1.00%

Excess Cashflow:	The “Excess Cashflow” for any Payment Date will be equal to the sum of the funds remaining after priority 1), 2) and 3) (excluding the Excess Cashflow component of 3) under “Priority of Distributions.”

Overcollateralization Amount:	The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans, over the aggregate principal balance of the Notes. On the Closing Date, the Overcollateralization Amount will be approximately equal to the Required Overcollateralization Amount. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Amount is reached.

Required Overcollateralization Amount:	On any Payment Date, the “Required Overcollateralization Amount” is equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Crossover Date:

The earlier to occur of:

(i)     the Payment Date after which the aggregate principal balance of the Class A

Notes has been reduced to zero, and

(ii)    the later to occur of:

a.      the Payment Date occurring in May 2009; and

b.      the first Payment Date on which the Senior Credit Enhancement Percentage (calculated for this purpose only, after taking into account payments of principal on the Mortgage Loans) is greater than or equal to 30.40%.

Senior Credit Enhancement Percentage:	The “Senior Credit Enhancement Percentage” for a Payment Date is equal to (i) the sum of (a) the aggregate principal balance of the Subordinate Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans and prior to taking into account payments on the Notes on such Payment Date.

Limited Cross-collateralization:	Under certain circumstances, to the extent available, if funds from one group are insufficient to make a required payment of interest or principal on the related class or classes of Class A Notes, then any remaining funds from the other group (after paying such amounts to the related class or classes of Class A Notes) may be used to make such required payments of interest and principal.

Trigger Event:	A “Trigger Event” is in effect on any Payment Date on or after the Crossover Date, if either (i) the three month average 60+ day delinquency percentage exceeds 55.90% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are greater than the applicable amount set forth below:

Period	Losses (%)	Period	Losses (%)	Period	Losses (%)	Period	Losses (%)
25	1.50	38	2.45	51	3.08	64	3.63
26	1.58	39	2.50	52	3.13	65	3.67
27	1.65	40	2.55	53	3.17	66	3.71
28	1.73	41	2.60	54	3.21	67	3.75
29	1.80	42	2.65	55	3.25	68	3.79
30	1.88	43	2.70	56	3.29	69	3.83
31	1.95	44	2.75	57	3.33	70	3.88
32	2.03	45	2.80	58	3.38	71	3.92
33	2.10	46	2.85	59	3.42	72	3.96
34	2.18	47	2.90	60	3.46	73 and after
35	2.25	48	2.95	61	3.50		4.00
36	2.33	49	3.00	62	3.54
37	2.40	50	3.04	63	3.58

Realized Losses:	If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will be absorbed first, by the Excess Cashflow, and second, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be allocated in reverse sequential order, first to the Class M-11 Notes, second to the Class M-10 Notes, third to the Class M-9 Notes, fourth to the Class M-8 Notes, fifth to the Class M-7 Notes, sixth to the Class M-6 Notes, seventh to the Class M-5 Notes, eighth to the Class M-4 Notes, ninth to the Class M-3 Notes, tenth to the Class M-2 Notes and eleventh to the Class M-1 Notes, provided however, the allocation of Realized Losses to the Subordinate Notes will not result in a write down of the related class note principal balances (any such allocation of realized losses to the Subordinate Notes will be referred to as “Allocated Realized Losses”).

It is possible that under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Notes all interest and principal amounts to which such Notes are then entitled and it is likely that under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Subordinate Notes all interest and principal amounts to which such Notes are entitled.

Available Funds:	For each Payment Date, “Available Funds” will be equal to interest and principal received or advanced on the Mortgage Loans plus any net swap or cap payments received from the Hedge Providers.

Priority of Distributions:	Available Funds will be distributed as follows:

1) To the Hedge Providers, any termination payment and any unpaid termination payment not due to a Hedge Provider trigger event.

2)      Interest funds, as follows: first to pay servicing fees, trustee fees, custodian fee and mortgage insurance fees, second, to the Hedge Providers, net swap payments and cap fixed rate payments owed to the Hedge Providers, third, monthly interest plus any previously unpaid interest to the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes (pro-rata among the classes in each group), generally from interest collected in the related loan group, fourth, monthly interest to the Class M-1 Notes, fifth, monthly interest to the Class M-2 Notes, sixth, monthly interest to the Class M-3 Notes, seventh, monthly interest to the Class M-4 Notes, eighth, monthly interest to the Class M-5 Notes, ninth, monthly interest to the Class M-6 Notes, tenth, monthly interest to the Class M-7 Notes, eleventh, monthly interest to the Class M-8 Notes, twelfth, monthly interest to the Class M-9 Notes, thirteenth, monthly interest to the Class M-10 Notes and fourteenth, monthly interest to the Class M-11 Notes. Monthly interest will exclude interest on the portion of the Subordinate Notes related to Allocated Realized Losses.

3)      Principal funds excluding amounts related to Allocated Realized Losses (including any amounts required to be taken from Excess Cashflow to the extent necessary to maintain the Overcollateralization Amount at the Required Overcollateralization Amount), as follows: monthly principal to the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes, generally based on principal collected in the related loan group, as described under “Principal Paydown”, then monthly principal sequentially, to the Class M-1 and Class M-2 Notes as described under “Principal Paydown”, then monthly principal to the Class M-3 Notes as described under “Principal Paydown,” then monthly principal to the Class M-4 Notes as described under “Principal Paydown,” then monthly principal to the Class M-5 Notes as described under “Principal Paydown,” then monthly principal to the Class M-6 Notes as described under “Principal Paydown,” then monthly principal to the Class M-7 Notes as described under “Principal Paydown,” then monthly principal to the Class M-8 Notes as described under “Principal Paydown,” then monthly principal to the Class M-9 Notes as described under “Principal Paydown,” then monthly principal to the Class M-10 Notes as described under “Principal Paydown,” and then monthly principal to the Class M-11 Notes as described under “Principal Paydown.”

4)      Any Allocated Realized Losses paid sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, to the extent owed.

5)      Pay any previously unpaid interest to the Class M-1 Notes, second, any previously unpaid interest to the Class M-2 Notes, third, any previously unpaid interest to the Class M-3 Notes, fourth, any previously unpaid interest to the Class M-4 Notes, fifth, any previously unpaid interest to the Class M-5 Notes, sixth, any previously unpaid interest to the Class M-6 Notes, seventh, any previously unpaid interest to the Class M-7 Notes, eighth, any previously unpaid interest to the Class M-8 Notes, ninth, any previously unpaid interest to the Class M-9 Notes, tenth, any previously unpaid interest to the Class M-10 Notes and eleventh, any previously unpaid interest to the Class M-11 Notes (in each case excluding interest on the portion of the Subordinate Notes related to Allocated Realized Losses).

6)      Any Available Funds Cap Shortfall, pro-rata to the Senior and Subordinate Notes (excluding any such Notes owned by NovaStar or an affiliate) based on outstanding unpaid principal balance (excluding the portion of the Subordinate Notes related to Allocated Realized Losses).

7)      Pay unpaid interest sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes on the portion of the Subordinate Notes related to Allocated Realized Losses.

8)      Any Available Funds Cap Shortfall, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes on the portion of the Subordinate Notes related to Allocated Realized Losses.

9) To the Hedge Providers, any unpaid termination payment due to any Hedge Provider as a result of a Hedge Provider trigger event.

10) To the holder of the equity certificate, any remaining amounts.

Principal Paydown:	The related share of principal allocable to the Group II Notes will be distributed as follows: first to the Class A-2A Notes until its note principal balance is reduced to zero, second, to the Class A-2B Notes until its note principal balance is reduced to zero, third, to the Class A-2C Notes until its note principal balance is reduced to zero and fourth, to the Class A-2D Notes until its note principal balance is reduced to zero. However, if on any Payment Date the aggregate principal balance of the outstanding Group II Mortgage Loans is equal to or below the aggregate note principal balance of the Group II Notes, then the related share of the principal allocable to the Group II Notes will be distributed pro rata, based on current note principal balance until their note principal balances are paid to zero.

Prior to the Crossover Date or if a Trigger Event is in effect, 100% of principal (including Excess Cashflow used to pay principal) will be paid to the Group I and Group II Notes generally pro-rata, based on the principal collected in the related loan group, provided, however, that if the Group I and Group II Notes have been retired, principal will be applied sequentially in the following order of priority: (1) Class M-1 Notes, (2) Class M-2 Notes, (3) Class M-3 Notes, (4) Class M-4 Notes, (5) Class M-5 Notes, (6) Class M-6 Notes, (7) Class M-7 Notes, (8) Class M-8 Notes, (9) Class M-9 Notes, (10) Class M-10 Notes and (11) Class M-11 Notes.

On or after the Crossover Date and if a Trigger Event is not in effect, the Notes will be entitled to receive payments of principal (including Excess Cashflow used to pay principal) in the following order of priority: first to the Group I and Group II Notes, generally pro-rata based on the principal collected in the related loan group, such that the Class A Notes will have at least 30.40% credit enhancement, second to the Class M-1 and Class M-2 Notes, sequentially, such that the Class M-1 and Class M-2 Notes together will have at least 15.60% credit enhancement, third to the Class M-3 Notes such that the Class M-3 Notes will have at least 12.80% credit enhancement, fourth to the Class M-4 Notes such that the Class M-4 Notes will have at least 10.10% credit enhancement, fifth to the Class M-5 Notes such that the Class M-5 Notes will have at least 8.20% credit enhancement, sixth to the Class M-6 Notes such that the Class M-6 Notes will have at least 6.70% credit enhancement, seventh to the Class M-7 Notes such that the Class M-7 Notes will have at least 5.40% credit enhancement, eighth to the Class M-8 Notes such that the Class M-8 Notes will have at least 4.30% credit enhancement, ninth to the Class M-9 Notes such that the Class M-9 Notes will have at least 3.00% credit enhancement, tenth to the Class M-10 Notes such that the Class M-10 Notes will have at least 2.00% credit enhancement, and eleventh to the Class M-11 Notes such that the Class M-11 Notes will have at least 1.00% credit enhancement (subject, in each case, to any overcollateralization floors), in each case until the related certificate principal balance is reduced to zero.

NovaStar Home Equity Loan Asset-Backed Notes, Series 2006-1

Mortgage Loans

		Minimum	Maximum
Scheduled Principal Balance	$1,349,999,494	$6,144	$1,140,000
Average Scheduled Principal Balance	$171,233
Number of Mortgage Loans	7,884
Weighted Average Gross Coupon	8.626%	5.400%	13.100%
Weighted Average FICO Score	629	500	818
Weighted Average Combined Original LTV	80.62%	11.11%	100.00%
Weighted Average Original Term	352 months	120 months	360 months
Weighted Average Stated Remaining Term	349 months	89 months	360 months
Weighted Average Seasoning	2 months	0 months	91 months
Weighted Average Gross Margin	5.675%	0.850%	8.150%
Weighted Average Minimum Interest Rate	8.568%	4.850%	13.100%
Weighted Average Maximum Interest Rate	15.537%	11.450%	20.100%
Weighted Average Initial Rate Cap	2.998%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.002%	1.000%	2.000%
Weighted Average Months to Roll	22 months	12 months	59 months
Maturity Date		Sep. 1, 2013	Apr. 1, 2036
Maximum Zip Code Concentration	0.33%	34759

Current Principal Balance ($)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01 - 50,000.00	713	$22,348,290.30	1.66%	11.371%	191	96.41%	650
50,000.01 - 100,000.00	1,585	122,579,898.96	9.08	9.464	319	80.91	626
100,000.01 - 150,000.00	1,902	236,186,911.62	17.50	8.846	351	79.94	615
150,000.01 - 200,000.00	1,305	227,939,013.37	16.88	8.576	356	78.90	620
200,000.01 - 250,000.00	835	186,853,861.36	13.84	8.469	356	80.07	629
250,000.01 - 300,000.00	532	145,953,959.13	10.81	8.365	357	80.51	635
300,000.01 - 350,000.00	373	120,602,021.85	8.93	8.223	357	80.58	641
350,000.01 - 400,000.00	244	91,690,354.96	6.79	8.250	357	81.53	644
400,000.01 - 450,000.00	163	68,931,609.68	5.11	8.138	356	80.24	640
450,000.01 - 500,000.00	106	50,361,430.86	3.73	8.315	358	83.02	647
500,000.01 - 550,000.00	47	24,612,905.95	1.82	8.471	358	84.22	637
550,000.01 - 600,000.00	39	22,376,098.50	1.66	8.331	357	81.72	626
600,000.01 - 650,000.00	13	8,155,022.98	0.60	8.213	358	73.49	612
650,000.01 - 700,000.00	4	2,754,846.51	0.20	9.170	358	86.21	592
700,000.01 - 750,000.00	12	8,646,640.08	0.64	9.300	358	82.92	607
750,000.01 - 800,000.00	4	3,119,322.57	0.23	8.328	357	83.53	670
800,000.01 - 850,000.00	1	824,898.24	0.06	8.990	359	85.00	611
850,000.01 - 900,000.00	1	895,265.18	0.07	8.990	358	75.00	563
900,000.01 - 950,000.00	1	940,071.86	0.07	10.200	357	90.00	625
950,000.01 - 1,000,000.00	2	1,989,042.63	0.15	8.620	358	85.46	632
1,000,000.01 or greater	2	2,238,027.54	0.17	8.575	358	75.69	635

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Current Gross Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
5.000 - 5.499	2	$316,024.38	0.02%	5.428%	355	68.18%	643
5.500 - 5.999	10	2,506,251.81	0.19	5.830	356	63.05	667
6.000 - 6.499	53	12,726,471.24	0.94	6.317	357	71.58	663
6.500 - 6.999	442	101,600,959.14	7.53	6.832	353	74.18	671
7.000 - 7.499	576	124,200,328.74	9.20	7.287	356	75.27	655
7.500 - 7.999	1,418	297,072,095.62	22.01	7.769	356	78.07	650
8.000 - 8.499	787	149,039,718.04	11.04	8.270	356	79.80	639
8.500 - 8.999	1,247	233,763,143.37	17.32	8.762	355	81.24	622
9.000 - 9.499	579	98,719,815.67	7.31	9.253	355	82.09	601
9.500 - 9.999	933	144,938,999.47	10.74	9.761	351	83.73	590
10.000 -10.499	373	57,243,367.50	4.24	10.274	345	86.30	591
10.500 -10.999	470	59,375,234.98	4.40	10.743	338	88.09	587
11.000 -11.499	268	23,559,463.65	1.75	11.209	296	90.65	603
11.500 -11.999	341	24,911,790.63	1.85	11.735	287	91.68	603
12.000 -12.499	222	11,651,928.24	0.86	12.191	241	96.77	621
12.500 -12.999	143	7,492,147.30	0.55	12.778	219	98.52	658
13.000 -13.499	20	881,754.35	0.07	13.008	192	96.74	648

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

FICO	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
500-524	222	$33,665,378.75	2.49%	9.728%	357	72.13%	517
525-549	681	110,557,137.37	8.19	9.639	357	76.40	537
550-574	813	142,859,541.43	10.58	9.170	356	77.88	562
575-599	1,080	175,891,811.89	13.03	9.075	350	80.50	588
600-624	1,157	199,164,534.72	14.75	8.594	351	80.70	612
625-649	1,136	196,207,051.85	14.53	8.318	347	81.10	637
650-674	1,015	175,951,671.80	13.03	8.236	346	82.78	662
675-699	686	123,454,510.24	9.14	8.073	347	82.34	686
700 or greater	1,094	192,247,856.08	14.24	8.092	343	83.01	732

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Combined Original LTV (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01- 49.99	249	$32,869,997.62	2.43%	8.065%	347	40.22%	608
50.00- 54.99	139	21,635,164.99	1.60	8.134	354	52.45	598
55.00- 59.99	189	32,338,782.60	2.40	7.945	353	57.53	602
60.00- 64.99	273	49,554,025.18	3.67	8.023	356	62.50	600
65.00- 69.99	337	60,870,562.93	4.51	8.081	355	67.30	601
70.00- 74.99	475	91,411,098.43	6.77	8.317	356	72.01	603
75.00- 79.99	584	112,497,794.16	8.33	8.498	354	76.53	606
80.00	1,783	359,631,705.54	26.64	8.114	357	80.00	659
80.01- 84.99	221	46,862,850.92	3.47	8.282	356	83.17	627
85.00- 89.99	696	142,551,047.17	10.56	8.717	356	86.02	619
90.00- 94.99	1,323	243,735,761.12	18.05	9.038	355	90.26	623
95.00- 99.99	505	82,561,994.93	6.12	9.641	349	95.13	631
100.00	1,110	73,478,708.54	5.44	10.794	253	100.00	661

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
120	2	$189,070.78	0.01%	9.683%	117	92.16%	593
180	1,125	58,210,623.62	4.31	10.793	177	94.13	663
240	35	4,107,918.18	0.30	8.260	238	75.73	623
300	1	70,255.32	0.01	10.990	299	95.00	589
360	6,721	1,287,421,626.23	95.36	8.528	358	80.02	627

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
61- 120	3	$245,821.90	0.02%	9.756%	111	86.36%	579
121-180	1,124	58,153,872.50	4.31	10.794	177	94.16	663
181-240	35	4,107,918.18	0.30	8.260	238	75.73	623
241-300	3	239,397.37	0.02	9.979	281	83.11	610
301-360	6,719	1,287,252,484.18	95.35	8.528	358	80.02	627

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

FRM/ARM	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
ARM	5,701	$1,127,536,341.72	83.52%	8.567%	358	80.49%	625
Fixed Rate Loan	2,183	222,463,152.41	16.48	8.924	308	81.28	647

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Product	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
2/28 6 MO LIBOR IO	904	$243,617,282.83	18.05%	7.889%	358	80.72%	666
2/28 6 Mo LIBOR ARM	4,464	804,394,485.42	59.58	8.835	358	80.46	611
2/28 6 Month LIBOR ARM 40/30 Balloon	207	53,643,930.24	3.97	7.959	358	81.86	648
3/27 6 MO LIBOR IO	25	5,802,372.49	0.43	7.508	357	76.13	674
3/27 6 Mo LIBOR ARM	76	13,484,914.82	1.00	8.187	358	76.75	622
3/27 6 Month LIBOR ARM 40/30 Balloon	4	904,048.02	0.07	7.991	359	81.12	643
5/25 6 MO LIBOR	14	3,425,857.90	0.25	7.401	358	76.00	666
5/25 6 MO LIBOR IO	7	2,263,450.00	0.17	7.392	357	72.44	673
Fixed Rate	1,228	170,322,590.81	12.62	8.359	338	76.90	640
Fixed Rate Balloon 30/15	910	42,735,128.45	3.17	11.373	177	99.37	669
Fixed Rate Balloon 40/30	31	5,759,753.29	0.43	8.060	358	77.62	659
Fixed Rate IO	14	3,645,679.86	0.27	7.956	358	79.30	681

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Interest Only	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Interest Only	950	$255,328,785.18	18.91%	7.877%	358	80.52%	666
Not Interest Only	6,934	1,094,670,708.95	81.09	8.800	348	80.64	620

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
N/A	3,271	$545,283,668.76	40.39%	8.905%	347	81.32%	632
12	32	9,879,765.13	0.73	8.447	352	78.11	623
24	2,362	427,916,180.44	31.70	8.513	352	80.74	630
36	2,215	366,489,609.26	27.15	8.345	350	79.49	624
60	4	430,270.54	0.03	8.940	294	82.68	608

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Lien	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
First Lien	6,843	$1,301,427,738.61	96.40%	8.523%	356	79.91%	628
Second Lien	1,041	48,571,755.52	3.60	11.373	183	99.46	669

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Documentation Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Full Documentation	3,588	$517,364,281.47	38.32%	8.626%	350	80.65%	602
Limited Documentation	149	28,516,921.74	2.11	8.714	356	81.91	603
No Documentation	865	149,498,103.68	11.07	8.238	346	80.67	699
Stated Income	3,282	654,620,187.24	48.49	8.710	350	80.52	636

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Loan Purpose	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Cash Out Refinance	4,553	$843,233,034.98	62.46%	8.495%	353	78.05%	614
Purchase	3,063	468,333,070.43	34.69	8.879	343	85.32	655
Rate/Term Refinance	268	38,433,388.72	2.85	8.396	350	79.81	632

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Property Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Condo	607	$95,999,290.58	7.11%	8.528%	349	81.51%	645
Multi-Unit	322	74,135,078.69	5.49	8.763	352	79.43	639
PUD	1,142	231,883,290.75	17.18	8.591	349	81.35	638
Single Family Residence	5,813	947,981,834.11	70.22	8.633	349	80.44	624

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Occupancy Status	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	383	$66,176,311.48	4.90%	8.944%	356	77.64%	658
Primary	7,314	1,244,647,626.74	92.20	8.604	349	80.67	627
Secondary Home	187	39,175,555.91	2.90	8.758	355	83.90	658

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

State	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Alabama	125	$12,318,738.37	0.91%	9.524%	337	85.55%	600
Arizona	248	46,592,860.21	3.45	8.515	351	78.45	631
Arkansas	82	9,082,034.54	0.67	9.232	343	85.72	615
California	953	262,304,311.69	19.43	7.992	350	78.73	641
Colorado	57	9,128,939.03	0.68	8.466	346	84.99	650
Connecticut	100	19,308,861.96	1.43	8.915	353	81.82	619
Delaware	13	2,396,480.00	0.18	9.370	358	81.18	595
District of Columbia	42	10,161,311.05	0.75	8.571	354	73.81	620
Florida	1,873	328,519,030.94	24.33	8.476	350	79.48	637
Georgia	257	32,423,668.13	2.40	9.526	349	84.40	616
Hawaii	1	228,413.34	0.02	9.550	357	75.00	522
Idaho	12	1,491,708.41	0.11	8.414	358	79.35	638
Illinois	130	18,787,182.03	1.39	8.866	350	83.51	606
Indiana	79	7,224,893.64	0.54	9.097	346	86.12	626
Iowa	22	2,077,916.72	0.15	9.310	352	83.58	615
Kansas	31	3,557,824.25	0.26	9.382	352	89.94	617
Kentucky	39	4,193,460.88	0.31	9.046	348	84.88	602
Louisiana	112	12,351,409.72	0.91	9.382	350	84.63	609
Maine	45	6,504,560.37	0.48	8.900	350	81.31	602
Maryland	423	90,126,447.79	6.68	8.483	351	78.34	622
Massachusetts	168	35,874,880.01	2.66	8.899	351	81.85	632
Michigan	282	32,145,626.98	2.38	9.174	348	83.59	628
Minnesota	56	10,068,734.19	0.75	9.041	353	85.52	600
Mississippi	42	4,204,387.58	0.31	9.378	341	86.39	630
Missouri	134	15,017,831.87	1.11	9.171	351	84.77	625
Montana	4	374,114.62	0.03	7.420	347	75.52	723
Nebraska	14	1,370,360.45	0.10	9.302	355	85.41	616
Nevada	65	13,728,843.48	1.02	8.556	351	81.82	636
New Hampshire	47	8,606,204.85	0.64	8.756	353	84.07	624
New Jersey	208	47,547,860.07	3.52	8.683	356	78.66	608
New Mexico	20	2,801,570.50	0.21	8.726	346	86.48	619
New York	225	44,985,448.41	3.33	8.688	350	77.89	627
North Carolina	349	41,078,595.49	3.04	9.335	348	82.76	618
North Dakota	1	82,295.44	0.01	10.250	357	80.00	542
Ohio	263	24,613,336.96	1.82	9.132	343	85.69	622
Oklahoma	38	3,365,538.52	0.25	9.701	330	85.57	611
Oregon	24	4,201,925.81	0.31	8.524	344	81.22	630
Pennsylvania	202	23,233,655.60	1.72	9.247	352	84.05	608
Rhode Island	20	3,280,018.74	0.24	9.276	345	79.74	609
South Carolina	214	24,579,444.09	1.82	9.092	342	84.56	616
South Dakota	3	388,355.30	0.03	8.675	359	77.98	614
Tennessee	135	13,418,372.74	0.99	9.555	350	85.56	592
Texas	265	30,360,576.98	2.25	9.187	340	83.13	629
Utah	34	5,404,876.08	0.40	8.628	349	83.62	631
Vermont	7	1,219,892.70	0.09	9.700	339	78.94	617
Virginia	283	58,635,560.27	4.34	8.607	350	79.82	632
Washington	62	10,133,866.68	0.75	8.628	348	84.43	627
West Virginia	17	2,457,651.97	0.18	9.244	355	84.78	608
Wisconsin	52	7,185,732.85	0.53	9.004	356	87.14	651
Wyoming	6	853,881.83	0.06	9.630	359	91.02	603

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Gross Margin (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.001 - 0.999	1	$103,052.39	0.01%	7.700%	358	80.00%	731
3.000 - 3.499	1	74,740.49	0.01	6.750	356	62.50	630
3.500 - 3.999	5	656,125.11	0.06	7.202	357	66.88	710
4.000 - 4.499	171	35,441,305.86	3.14	7.018	358	71.29	678
4.500 - 4.999	961	209,922,824.74	18.62	7.565	358	77.46	685
5.000 - 5.499	1,133	228,630,200.68	20.28	8.041	358	79.12	646
5.500 - 5.999	1,257	249,504,071.81	22.13	8.586	358	80.93	618
6.000 - 6.499	1,163	220,718,484.49	19.58	9.277	358	84.45	592
6.500 - 6.999	627	114,699,997.08	10.17	10.037	358	84.33	572
7.000 - 7.499	358	61,393,058.05	5.44	9.444	357	78.23	572
7.500 - 7.999	22	5,840,427.09	0.52	9.043	356	78.72	571
8.000 - 8.499	2	552,053.93	0.05	8.174	355	93.76	705

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
4.500 - 4.999	1	$322,066.88	0.03%	6.200%	357	83.90%	626
5.000 - 5.499	2	316,024.38	0.03	5.428	355	68.18	643
5.500 - 5.999	9	1,971,851.81	0.17	5.885	356	58.45	683
6.000 - 6.499	52	12,404,404.36	1.10	6.320	357	71.26	664
6.500 - 6.999	345	81,070,086.19	7.19	6.822	357	74.58	669
7.000 - 7.499	451	101,948,158.64	9.04	7.286	358	76.01	653
7.500 - 7.999	1,146	251,212,922.93	22.28	7.774	358	79.01	650
8.000 - 8.499	623	126,293,736.39	11.20	8.262	358	80.15	638
8.500 - 8.999	1,021	204,619,770.83	18.15	8.763	358	81.42	621
9.000 - 9.499	490	87,073,932.88	7.72	9.258	358	82.34	600
9.500 - 9.999	753	128,295,616.97	11.38	9.754	358	83.32	586
10.000 -10.499	283	50,603,342.72	4.49	10.281	358	85.69	587
10.500 -10.999	301	48,681,622.95	4.32	10.738	358	86.73	575
11.000 -11.499	100	14,560,094.68	1.29	11.221	358	85.88	568
11.500 -11.999	90	12,875,562.90	1.14	11.707	358	87.21	560
12.000 -12.499	22	3,489,759.35	0.31	12.228	358	91.70	569
12.500 -12.999	11	1,725,476.68	0.15	12.684	358	93.72	567
13.000 -13.499	1	71,910.18	0.01	13.100	357	60.00	524

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
11.000 -11.499	1	$115,246.71	0.01%	6.450%	353	80.00%	648
11.500 -11.999	2	745,381.35	0.07	6.487	356	57.32	641
12.000 -12.499	5	1,630,213.72	0.14	5.872	355	77.46	644
12.500 -12.999	25	6,410,825.10	0.57	6.584	356	67.91	631
13.000 -13.499	70	17,307,228.04	1.53	6.644	357	70.28	642
13.500 -13.999	361	85,491,179.82	7.58	6.911	357	75.62	666
14.000 -14.499	447	100,827,575.24	8.94	7.340	358	76.55	654
14.500 -14.999	1,124	244,444,834.46	21.68	7.792	358	79.02	651
15.000 -15.499	614	123,507,434.45	10.95	8.281	358	79.91	638
15.500 -15.999	1,014	202,960,629.35	18.00	8.770	358	81.43	621
16.000 -16.499	485	85,677,992.65	7.60	9.261	358	82.30	599
16.500 -16.999	747	126,876,761.04	11.25	9.754	358	83.45	586
17.000 -17.499	281	50,136,613.05	4.45	10.280	358	85.90	587
17.500 -17.999	301	48,681,622.95	4.32	10.738	358	86.73	575
18.000 -18.499	100	14,560,094.68	1.29	11.221	358	85.88	568
18.500 -18.999	90	12,875,562.90	1.14	11.707	358	87.21	560
19.000 -19.499	22	3,489,759.35	0.31	12.228	358	91.70	569
19.500 -19.999	11	1,725,476.68	0.15	12.684	358	93.72	567
20.000 -20.499	1	71,910.18	0.01	13.100	357	60.00	524

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
2.000	11	$2,107,233.95	0.19%	8.629%	358	74.14%	605
3.000	5,690	1,125,429,107.77	99.81	8.567	358	80.50	625

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
1.000	5,685	$1,124,613,553.48	99.74%	8.566%	358	80.51%	626
1.500	5	831,022.44	0.07	8.793	358	78.72	583
2.000	11	2,091,765.80	0.19	8.678	356	70.36	588

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Next Rate Change Date	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
04/01/07	2	$162,768.89	0.01%	7.139%	348	88.21%	609
07/01/07	2	122,048.39	0.01	8.768	351	95.00	595
08/01/07	2	675,874.20	0.06	7.204	352	74.22	585
09/01/07	5	1,045,998.67	0.09	7.714	353	82.50	615
10/01/07	16	4,769,890.53	0.42	7.238	354	77.81	612
11/01/07	50	12,656,030.32	1.12	7.628	355	80.39	614
12/01/07	448	92,893,585.02	8.24	8.323	356	79.41	628
12/25/07	1	179,991.81	0.02	7.400	357	80.00	703
01/01/08	1,780	365,635,971.49	32.43	8.527	357	80.23	626
01/02/08	3	485,311.59	0.04	8.159	358	76.58	660
02/01/08	1,725	328,183,328.12	29.11	8.710	358	80.93	624
03/01/08	1,496	286,757,062.46	25.43	8.659	359	80.99	624
04/01/08	45	8,087,837.00	0.72	8.912	360	83.98	636
11/01/08	2	211,775.66	0.02	8.000	355	78.67	596
12/01/08	11	2,278,691.74	0.20	7.411	356	75.32	669
01/01/09	31	6,245,158.95	0.55	7.761	357	73.22	630
02/01/09	40	7,236,844.69	0.64	8.232	358	79.33	633
03/01/09	21	4,218,864.29	0.37	8.193	359	78.31	643
12/01/10	4	1,566,591.39	0.14	6.574	356	74.91	676
01/01/11	4	861,030.03	0.08	7.395	357	59.20	696
02/01/11	6	1,529,251.63	0.14	7.429	358	79.01	650
03/01/11	7	1,732,434.85	0.15	8.115	359	78.03	665

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Grade	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
M1	3,759	$636,940,005.63	47.18%	8.790%	350	81.83%	614
M2	1,154	197,594,710.52	14.64	9.246	355	78.01	580
M3	239	41,240,009.97	3.05	9.418	357	69.51	560
M4	177	28,452,950.02	2.11	9.512	356	66.85	567
Alt A	2,542	443,900,420.14	32.88	7.981	344	81.96	682
AAA	1	107,501.54	0.01	8.375	276	80.00	649
A+	5	684,778.24	0.05	8.988	327	81.92	625
A	2	324,271.99	0.02	9.221	320	77.46	542
A-	2	489,201.09	0.04	8.055	281	68.97	565
C	1	61,640.51	0.00	11.625	269	75.00	564
Fico Enhanced	2	204,004.48	0.02	9.672	323	94.64	658

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

IO Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
N/A	6,934	$1,094,670,708.95	81.09%	8.800%	348	80.64%	620
60	929	249,419,655.32	18.48	7.880	358	80.62	666
120	21	5,909,129.86	0.44	7.740	358	76.67	678

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

MI Company	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
MGIC	3,668	$764,388,958.73	56.62%	8.399%	356	82.63%	637
NO MI	4,213	585,013,832.77	43.33	8.923	341	78.00	619
PMI	1	432,449.97	0.03	7.800	306	69.23	569
RADIAN	2	164,252.66	0.01	8.936	211	75.52	609

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

NovaStar Home Equity Loan Asset-Backed Notes, Series 2006-1

Group I Mortgage Loans

		Minimum	Maximum
Scheduled Principal Balance	$904,573,565	$10,688	$573,915
Average Scheduled Principal Balance	$159,284
Number of Mortgage Loans	5,679
Weighted Average Gross Coupon	8.597%	5.400%	13.100%
Weighted Average FICO Score	618	500	818
Weighted Average Combined Original LTV	78.81%	11.11%	100.00%
Weighted Average Original Term	355 months	120 months	360 months
Weighted Average Stated Remaining Term	353 months	117 months	360 months
Weighted Average Seasoning	2 months	0 months	12 months
Weighted Average Gross Margin	5.754%	3.450%	8.150%
Weighted Average Minimum Interest Rate	8.622%	4.850%	13.100%
Weighted Average Maximum Interest Rate	15.591%	11.750%	20.100%
Weighted Average Initial Rate Cap	2.997%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.003%	1.000%	2.000%
Weighted Average Months to Roll	22 months	12 months	59 months
Maturity Date		Jan. 1, 2016	Apr. 1, 2036
Maximum Zip Code Concentration	0.39%	34759

Current Principal Balance ($)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01 - 50,000.00	360	$10,619,784.68	1.17%	11.102%	201	93.31%	637
50,000.01 - 100,000.00	1,203	93,952,678.86	10.39	9.124	342	77.01	612
100,000.01 - 150,000.00	1,562	194,262,965.85	21.48	8.783	354	78.57	608
150,000.01 - 200,000.00	1,045	182,314,534.01	20.15	8.569	356	77.78	613
200,000.01 - 250,000.00	628	140,497,511.92	15.53	8.400	356	78.67	622
250,000.01 - 300,000.00	374	102,627,447.00	11.35	8.445	356	79.57	619
300,000.01 - 350,000.00	263	85,058,477.81	9.40	8.208	357	79.26	629
350,000.01 - 400,000.00	177	66,520,246.50	7.35	8.291	357	80.86	633
400,000.01 - 450,000.00	53	21,809,010.19	2.41	8.122	358	78.86	634
450,000.01 - 500,000.00	10	4,724,223.04	0.52	8.430	357	83.78	659
500,000.01 - 550,000.00	2	1,043,555.96	0.12	9.414	358	73.22	572
550,000.01 - 600,000.00	2	1,143,128.79	0.13	8.076	357	79.81	638

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Current Gross Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
5.000 - 5.499	2	$316,024.38	0.03%	5.428%	355	68.18%	643
5.500 - 5.999	9	1,971,851.81	0.22	5.885	356	58.45	683
6.000 - 6.499	47	10,230,273.15	1.13	6.322	357	69.30	649
6.500 - 6.999	344	69,508,638.40	7.68	6.830	351	72.30	663
7.000 - 7.499	434	82,485,863.47	9.12	7.283	355	73.01	644
7.500 - 7.999	1,028	190,253,968.38	21.03	7.770	355	76.66	638
8.000 - 8.499	593	100,364,490.79	11.10	8.269	356	78.93	629
8.500 - 8.999	966	160,101,121.39	17.70	8.766	355	80.02	613
9.000 - 9.499	467	72,294,481.23	7.99	9.253	355	80.64	596
9.500 - 9.999	731	105,531,741.23	11.67	9.775	355	82.05	581
10.000 -10.499	275	39,102,310.06	4.32	10.286	351	83.93	577
10.500 -10.999	315	38,960,913.95	4.31	10.742	347	86.10	579
11.000 -11.499	153	13,623,403.81	1.51	11.206	328	87.04	580
11.500 -11.999	164	12,619,019.28	1.40	11.723	325	86.20	571
12.000 -12.499	97	4,443,569.12	0.49	12.170	262	94.21	597
12.500 -12.999	46	2,441,732.35	0.27	12.719	266	95.99	601
13.000 -13.499	8	324,161.81	0.04	13.022	217	91.13	615

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

FICO	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
500-524	208	$30,074,111.12	3.32%	9.700%	357	71.42%	516
525-549	615	94,639,936.72	10.46	9.623	357	75.52	537
550-574	718	113,617,032.37	12.56	9.118	355	76.87	562
575-599	819	128,533,457.46	14.21	8.875	353	78.21	587
600-624	922	147,143,194.35	16.27	8.508	352	79.39	612
625-649	809	128,364,229.49	14.19	8.163	350	79.39	636
650-674	625	99,778,077.70	11.03	8.096	350	81.29	661
675-699	426	69,673,522.53	7.70	7.934	351	80.38	686
700 or greater	537	92,750,002.87	10.25	7.945	351	82.22	729

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Combined Original LTV (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01- 49.99	243	$30,470,249.00	3.37%	8.107%	346	39.85%	607
50.00- 54.99	136	20,835,114.76	2.30	8.116	354	52.41	599
55.00- 59.99	180	29,209,162.30	3.23	7.919	353	57.56	600
60.00- 64.99	262	45,648,903.93	5.05	8.068	356	62.52	599
65.00- 69.99	320	55,771,568.07	6.17	8.101	356	67.33	602
70.00- 74.99	435	76,713,889.56	8.48	8.317	356	71.98	601
75.00- 79.99	537	96,737,757.26	10.69	8.508	353	76.49	605
80.00	925	151,132,537.81	16.71	8.289	356	80.00	640
80.01- 84.99	199	37,770,231.75	4.18	8.380	356	83.20	623
85.00- 89.99	613	110,598,034.00	12.23	8.722	356	86.03	618
90.00- 94.99	1,049	172,455,716.26	19.06	9.008	355	90.24	621
95.00- 99.99	349	53,287,680.83	5.89	9.521	351	95.15	633
100.00	431	23,942,719.08	2.65	10.561	279	100.00	645

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
120	2	$189,070.78	0.02%	9.683%	117	92.16%	593
180	474	22,534,151.81	2.49	9.930	177	86.03	645
240	35	4,107,918.18	0.45	8.260	238	75.73	623
300	1	70,255.32	0.01	10.990	299	95.00	589
360	5,167	877,672,168.52	97.03	8.564	358	78.64	617

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
61- 120	2	$189,070.78	0.02%	9.683%	117	92.16%	593
121-180	474	22,534,151.81	2.49	9.930	177	86.03	645
181-240	35	4,107,918.18	0.45	8.260	238	75.73	623
241-300	1	70,255.32	0.01	10.990	299	95.00	589
301-360	5,167	877,672,168.52	97.03	8.564	358	78.64	617

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

FRM/ARM	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
ARM	4,244	$738,709,023.34	81.66%	8.622%	358	79.13%	613
Fixed Rate Loan	1,435	165,864,541.27	18.34	8.484	330	77.42	638

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Product	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
2/28 6 MO LIBOR IO	519	$118,823,256.37	13.14%	7.875%	358	79.83%	658
2/28 6 Mo LIBOR ARM	3,492	571,412,695.35	63.17	8.837	358	79.00	602
2/28 6 Month LIBOR ARM 40/30 Balloon	124	27,169,108.68	3.00	7.976	358	81.69	639
3/27 6 MO LIBOR IO	21	5,030,872.49	0.56	7.433	357	75.25	674
3/27 6 Mo LIBOR ARM	66	11,121,625.83	1.23	8.181	358	75.83	610
3/27 6 Month LIBOR ARM 40/30 Balloon	3	364,207.24	0.04	8.127	358	82.78	625
5/25 6 MO LIBOR	13	2,927,807.38	0.32	7.614	358	75.32	659
5/25 6 MO LIBOR IO	6	1,859,450.00	0.21	7.347	358	70.80	672
Fixed Rate	1,067	147,101,416.57	16.26	8.304	339	75.83	636
Fixed Rate Balloon 30/15	327	10,498,293.79	1.16	11.396	177	99.23	649
Fixed Rate Balloon 40/30	28	5,082,312.75	0.56	8.048	358	77.30	654
Fixed Rate IO	13	3,182,518.16	0.35	7.884	358	79.20	683

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Interest Only	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Interest Only	559	$128,896,097.02	14.25%	7.850%	358	79.51%	660
Not Interest Only	5,120	775,677,467.59	85.75	8.721	352	78.70	611

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
N/A	2,307	$362,355,034.18	40.06%	8.871%	351	79.49%	619
12	15	3,462,428.48	0.38	8.341	357	79.85	624
24	1,555	259,458,226.26	28.68	8.516	356	78.90	617
36	1,802	279,297,875.69	30.88	8.319	351	77.83	618

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Lien	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
First Lien	5,305	$892,596,379.79	98.68%	8.559%	355	78.54%	617
Second Lien	374	11,977,184.82	1.32	11.401	178	99.26	649

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Documentation Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Full Documentation	2,896	$403,973,400.87	44.66%	8.574%	352	79.20%	598
Limited Documentation	118	20,006,165.71	2.21	8.682	357	79.84	598
No Documentation	489	86,284,428.88	9.54	8.042	354	78.40	686
Stated Income	2,176	394,309,569.15	43.59	8.737	353	78.45	624

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Loan Purpose	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Cash Out Refinance	4,319	$735,721,837.28	81.33%	8.502%	353	77.51%	613
Purchase	1,100	133,245,324.14	14.73	9.164	350	85.56	643
Rate/Term Refinance	260	35,606,403.19	3.94	8.432	349	80.57	632

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Property Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Condo	393	$59,926,995.75	6.62%	8.469%	354	79.70%	632
Multi-Unit	243	53,920,003.22	5.96	8.712	355	76.65	632
PUD	646	126,259,369.81	13.96	8.526	354	78.75	623
Single Family Residence	4,397	664,467,195.83	73.46	8.612	352	78.92	614

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Occupancy Status	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	373	$61,332,999.70	6.78%	8.936%	356	76.90%	658
Primary	5,132	810,530,976.99	89.60	8.562	352	78.76	613
Secondary Home	174	32,709,587.92	3.62	8.815	357	83.66	659

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

State	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Alabama	99	$9,609,206.08	1.06%	9.494%	335	84.97%	593
Arizona	180	33,100,651.10	3.66	8.455	357	76.59	614
Arkansas	62	6,645,870.10	0.73	9.238	342	86.81	613
California	520	132,169,384.37	14.61	7.779	356	74.21	630
Colorado	42	5,892,916.58	0.65	8.651	348	85.30	639
Connecticut	82	14,463,472.93	1.60	8.860	353	81.43	616
Delaware	11	1,960,197.07	0.22	9.393	358	80.68	586
District of Columbia	35	7,442,473.75	0.82	8.675	356	69.55	605
Florida	1,251	211,091,558.23	23.34	8.369	354	76.77	623
Georgia	200	24,370,410.81	2.69	9.466	351	83.93	612
Hawaii	1	228,413.34	0.03	9.550	357	75.00	522
Idaho	11	1,383,924.42	0.15	8.421	358	79.29	626
Illinois	103	14,499,444.66	1.60	8.735	353	82.18	603
Indiana	57	5,269,778.20	0.58	8.989	346	85.34	627
Iowa	19	1,786,382.37	0.20	9.281	355	83.77	602
Kansas	26	3,069,326.68	0.34	9.275	353	89.13	617
Kentucky	29	2,891,506.06	0.32	9.318	353	86.73	597
Louisiana	81	8,889,070.42	0.98	9.390	353	84.89	608
Maine	39	5,772,639.75	0.64	8.889	353	80.10	594
Maryland	339	68,136,356.53	7.53	8.479	354	77.14	609
Massachusetts	119	24,472,741.21	2.71	8.780	353	79.36	621
Michigan	234	27,157,490.18	3.00	9.096	352	82.80	629
Minnesota	48	8,664,172.21	0.96	9.012	356	85.23	594
Mississippi	28	3,018,825.89	0.33	9.356	341	85.50	629
Missouri	113	13,150,324.79	1.45	9.158	353	84.74	619
Montana	2	257,329.56	0.03	7.375	358	71.66	723
Nebraska	13	1,243,089.29	0.14	9.245	354	85.96	625
Nevada	37	6,800,922.38	0.75	8.365	354	80.75	617
New Hampshire	42	7,754,995.67	0.86	8.726	356	83.61	618
New Jersey	177	37,347,152.74	4.13	8.634	356	76.85	603
New Mexico	18	2,499,319.73	0.28	8.678	345	85.49	616
New York	152	28,794,905.96	3.18	8.592	356	75.12	614
North Carolina	244	28,832,660.93	3.19	9.361	350	82.47	606
North Dakota	1	82,295.44	0.01	10.250	357	80.00	542
Ohio	220	20,698,257.82	2.29	9.119	345	85.22	620
Oklahoma	29	2,400,352.17	0.27	9.805	331	83.38	598
Oregon	23	3,663,031.16	0.40	8.609	342	79.93	625
Pennsylvania	165	17,636,228.50	1.95	9.112	353	82.24	605
Rhode Island	16	2,709,174.26	0.30	9.327	350	78.84	596
South Carolina	155	17,351,068.08	1.92	9.054	341	83.03	608
South Dakota	3	388,355.30	0.04	8.675	359	77.98	614
Tennessee	117	11,725,159.00	1.30	9.542	350	85.34	589
Texas	180	18,246,756.79	2.02	9.016	335	81.09	630
Utah	27	4,236,006.21	0.47	8.407	355	82.49	633
Vermont	7	1,219,892.70	0.13	9.700	339	78.94	617
Virginia	198	37,254,886.41	4.12	8.582	355	77.74	616
Washington	57	9,034,064.95	1.00	8.639	349	84.96	625
West Virginia	13	1,791,908.23	0.20	9.024	354	82.48	609
Wisconsin	49	6,826,173.40	0.75	8.959	356	86.81	650
Wyoming	5	643,040.20	0.07	8.804	359	88.08	608

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Gross Margin (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
3.000 - 3.499	1	$74,740.49	0.01%	6.750%	356	62.50%	630
3.500 - 3.999	4	546,778.08	0.07	7.172	358	64.26	717
4.000 - 4.499	139	24,511,171.36	3.32	6.999	358	69.75	676
4.500 - 4.999	548	103,799,805.03	14.05	7.526	358	75.06	667
5.000 - 5.499	850	153,193,262.56	20.74	8.030	358	78.05	638
5.500 - 5.999	952	165,774,171.78	22.44	8.590	358	79.63	610
6.000 - 6.499	908	151,877,037.65	20.56	9.295	358	83.19	587
6.500 - 6.999	509	82,087,975.53	11.11	9.970	358	82.44	564
7.000 - 7.499	315	52,557,938.00	7.11	9.305	357	76.54	570
7.500 - 7.999	17	4,187,453.27	0.57	9.022	356	76.58	573
8.000 - 8.499	1	98,689.59	0.01	8.400	355	90.00	641

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
4.500 - 4.999	1	$322,066.88	0.04%	6.200%	357	83.90%	626
5.000 - 5.499	2	316,024.38	0.04	5.428	355	68.18	643
5.500 - 5.999	9	1,971,851.81	0.27	5.885	356	58.45	683
6.000 - 6.499	46	9,908,206.27	1.34	6.326	357	68.83	650
6.500 - 6.999	255	52,634,846.18	7.13	6.815	357	72.57	659
7.000 - 7.499	315	62,559,292.66	8.47	7.279	357	73.68	639
7.500 - 7.999	775	149,365,369.64	20.22	7.777	358	77.81	634
8.000 - 8.499	435	79,105,515.79	10.71	8.273	358	79.22	625
8.500 - 8.999	766	134,712,986.89	18.24	8.770	358	80.20	611
9.000 - 9.499	391	62,394,444.71	8.45	9.257	358	80.98	593
9.500 - 9.999	616	94,437,419.07	12.78	9.772	358	81.87	579
10.000 -10.499	227	35,344,043.74	4.78	10.291	358	83.68	575
10.500 -10.999	238	33,767,698.35	4.57	10.739	358	85.63	574
11.000 -11.499	81	10,721,948.66	1.45	11.213	358	84.50	566
11.500 -11.999	65	8,368,896.85	1.13	11.703	358	83.63	553
12.000 -12.499	14	1,507,047.52	0.20	12.216	358	87.31	557
12.500 -12.999	7	1,199,453.76	0.16	12.667	358	91.83	566
13.000 -13.499	1	71,910.18	0.01	13.100	357	60.00	524

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
11.500 -11.999	2	$745,381.35	0.10%	6.487%	356	57.32%	641
12.000 -12.499	3	597,763.20	0.08	5.862	356	73.07	622
12.500 -12.999	21	4,924,713.41	0.67	6.511	356	66.08	633
13.000 -13.499	61	13,475,564.51	1.82	6.585	357	69.28	636
13.500 -13.999	265	55,059,773.39	7.45	6.899	357	73.80	656
14.000 -14.499	311	61,365,138.96	8.31	7.342	358	74.03	639
14.500 -14.999	763	146,222,412.32	19.79	7.801	358	77.82	635
15.000 -15.499	429	77,703,743.68	10.52	8.280	358	79.06	625
15.500 -15.999	760	133,492,120.15	18.07	8.778	358	80.11	611
16.000 -16.499	387	61,417,835.85	8.31	9.261	358	80.88	592
16.500 -16.999	611	93,190,307.13	12.62	9.773	358	82.04	579
17.000 -17.499	225	34,877,314.07	4.72	10.290	358	83.95	575
17.500 -17.999	238	33,767,698.35	4.57	10.739	358	85.63	574
18.000 -18.499	81	10,721,948.66	1.45	11.213	358	84.50	566
18.500 -18.999	65	8,368,896.85	1.13	11.703	358	83.63	553
19.000 -19.499	14	1,507,047.52	0.20	12.216	358	87.31	557
19.500 -19.999	7	1,199,453.76	0.16	12.667	358	91.83	566
20.000 -20.499	1	71,910.18	0.01	13.100	357	60.00	524

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
2.000	11	$2,107,233.95	0.29%	8.629%	358	74.14%	605
3.000	4,233	736,601,789.39	99.71	8.622	358	79.14	613

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
1.000	4,229	$735,993,082.26	99.63%	8.622%	358	79.16%	613
1.500	5	831,022.44	0.11	8.793	358	78.72	583
2.000	10	1,884,918.64	0.26	8.615	356	67.11	575

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Next Rate Change Date	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
04/01/07	2	$162,768.89	0.02%	7.139%	348	88.21%	609
07/01/07	2	122,048.39	0.02	8.768	351	95.00	595
08/01/07	1	207,628.12	0.03	7.100	352	95.00	616
09/01/07	2	490,016.00	0.07	8.445	353	86.28	558
10/01/07	9	2,442,182.54	0.33	7.255	354	72.09	596
11/01/07	38	7,211,526.82	0.98	7.624	355	76.75	598
12/01/07	356	67,358,438.13	9.12	8.376	356	78.13	615
01/01/08	1,331	240,559,004.30	32.56	8.581	357	78.82	613
01/02/08	2	270,111.59	0.04	7.689	358	73.86	622
02/01/08	1,290	216,979,661.17	29.37	8.765	358	79.45	613
03/01/08	1,077	176,948,512.45	23.95	8.736	359	80.01	611
04/01/08	25	4,653,162.00	0.63	9.258	360	83.55	611
11/01/08	2	211,775.66	0.03	8.000	355	78.67	596
12/01/08	11	2,278,691.74	0.31	7.411	356	75.32	669
01/01/09	25	4,643,744.53	0.63	7.692	357	71.84	612
02/01/09	35	6,066,337.93	0.82	8.264	358	78.12	622
03/01/09	17	3,316,155.70	0.45	8.115	359	77.28	642
12/01/10	2	664,540.87	0.09	6.268	356	67.99	650
01/01/11	4	861,030.03	0.12	7.395	357	59.20	696
02/01/11	6	1,529,251.63	0.21	7.429	358	79.01	650
03/01/11	7	1,732,434.85	0.23	8.115	359	78.03	665

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Grade	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
M1	2,803	$433,786,495.94	47.95%	8.703%	353	80.39%	609
M2	993	160,319,235.78	17.72	9.156	356	76.66	578
M3	229	38,935,851.20	4.30	9.382	357	69.12	559
M4	172	27,539,067.28	3.04	9.527	356	66.82	566
Alt A	1,482	243,992,914.41	26.97	7.810	349	80.33	675

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

IO Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
N/A	5,120	$775,677,467.59	85.75%	8.721%	352	78.70%	611
60	540	123,854,128.86	13.69	7.857	358	79.65	659
120	19	5,041,968.16	0.56	7.686	358	76.10	679

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

MI Company	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
MGIC	2,691	$499,634,056.27	55.23%	8.426%	355	82.01%	626
NO MI	2,988	404,939,508.34	44.77	8.807	349	74.87	608

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

NovaStar Home Equity Loan Asset-Backed Notes, Series 2006-1

Group II Mortgage Loans

		Minimum	Maximum
Scheduled Principal Balance	$445,425,930	$6,144	$1,140,000
Average Scheduled Principal Balance	$202,007
Number of Mortgage Loans	2,205
Weighted Average Gross Coupon	8.684%	5.625%	13.000%
Weighted Average FICO Score	652	503	811
Weighted Average Combined Original LTV	84.28%	37.50%	100.00%
Weighted Average Original Term	346 months	180 months	360 months
Weighted Average Stated Remaining Term	343 months	89 months	360 months
Weighted Average Seasoning	3 months	0 months	91 months
Weighted Average Gross Margin	5.523%	0.850%	8.000%
Weighted Average Minimum Interest Rate	8.465%	6.150%	12.990%
Weighted Average Maximum Interest Rate	15.434%	11.450%	19.990%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	2.000%
Weighted Average Months to Roll	22 months	16 months	56 months
Maturity Date		Sep. 1, 2013	Apr. 1, 2036
Maximum Zip Code Concentration	0.53%	33177

Current Principal Balance ($)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01 - 50,000.00	353	$11,728,505.62	2.63%	11.615%	182	99.22%	662
50,000.01 - 100,000.00	382	28,627,220.10	6.43	10.582	242	93.70	669
100,000.01 - 150,000.00	340	41,923,945.77	9.41	9.133	334	86.28	646
150,000.01 - 200,000.00	260	45,624,479.36	10.24	8.604	356	83.41	652
200,000.01 - 250,000.00	207	46,356,349.44	10.41	8.680	358	84.33	651
250,000.01 - 300,000.00	158	43,326,512.13	9.73	8.174	358	82.72	673
300,000.01 - 350,000.00	110	35,543,544.04	7.98	8.258	358	83.75	671
350,000.01 - 400,000.00	67	25,170,108.46	5.65	8.140	358	83.29	672
400,000.01 - 450,000.00	110	47,122,599.49	10.58	8.146	356	80.88	642
450,000.01 - 500,000.00	96	45,637,207.82	10.25	8.303	358	82.94	646
500,000.01 - 550,000.00	45	23,569,349.99	5.29	8.429	358	84.70	640
550,000.01 - 600,000.00	37	21,232,969.71	4.77	8.344	357	81.82	625
600,000.01 - 650,000.00	13	8,155,022.98	1.83	8.213	358	73.49	612
650,000.01 - 700,000.00	4	2,754,846.51	0.62	9.170	358	86.21	592
700,000.01 - 750,000.00	12	8,646,640.08	1.94	9.300	358	82.92	607
750,000.01 - 800,000.00	4	3,119,322.57	0.70	8.328	357	83.53	670
800,000.01 - 850,000.00	1	824,898.24	0.19	8.990	359	85.00	611
850,000.01 - 900,000.00	1	895,265.18	0.20	8.990	358	75.00	563
900,000.01 - 950,000.00	1	940,071.86	0.21	10.200	357	90.00	625
950,000.01 - 1,000,000.00	2	1,989,042.63	0.45	8.620	358	85.46	632
1,000,000.01 or greater	2	2,238,027.54	0.50	8.575	358	75.69	635

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Current Gross Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
5.500 - 5.999	1	$534,400.00	0.12%	5.625%	354	80.00%	606
6.000 - 6.499	6	2,496,198.09	0.56	6.295	356	80.90	719
6.500 - 6.999	98	32,092,320.74	7.20	6.837	357	78.27	689
7.000 - 7.499	142	41,714,465.27	9.37	7.294	358	79.72	678
7.500 - 7.999	390	106,818,127.24	23.98	7.768	357	80.58	673
8.000 - 8.499	194	48,675,227.25	10.93	8.272	358	81.59	660
8.500 - 8.999	281	73,662,021.98	16.54	8.753	355	83.90	640
9.000 - 9.499	112	26,425,334.44	5.93	9.253	354	86.05	617
9.500 - 9.999	202	39,407,258.24	8.85	9.726	341	88.23	612
10.000 -10.499	98	18,141,057.44	4.07	10.248	332	91.43	622
10.500 -10.999	155	20,414,321.03	4.58	10.744	320	91.89	602
11.000 -11.499	115	9,936,059.84	2.23	11.212	251	95.61	635
11.500 -11.999	177	12,292,771.35	2.76	11.747	248	97.31	636
12.000 -12.499	125	7,208,359.12	1.62	12.204	228	98.35	636
12.500 -12.999	97	5,050,414.95	1.13	12.806	196	99.75	686
13.000 -13.499	12	557,592.54	0.13	13.000	178	100.00	667

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

FICO	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
500-524	14	$3,591,267.63	0.81%	9.959%	358	78.05%	519
525-549	66	15,917,200.65	3.57	9.732	356	81.61	537
550-574	95	29,242,509.06	6.57	9.369	356	81.84	561
575-599	261	47,358,354.43	10.63	9.620	344	86.71	589
600-624	235	52,021,340.37	11.68	8.839	348	84.39	612
625-649	327	67,842,822.36	15.23	8.613	342	84.32	638
650-674	390	76,173,594.10	17.10	8.418	341	84.73	662
675-699	260	53,780,987.71	12.07	8.253	343	84.87	686
700 or greater	557	99,497,853.21	22.34	8.229	336	83.75	734

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Combined Original LTV (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01- 49.99	6	$2,399,748.62	0.54%	7.535%	358	44.91%	625
50.00- 54.99	3	800,050.23	0.18	8.586	357	53.54	569
55.00- 59.99	9	3,129,620.30	0.70	8.190	358	57.26	617
60.00- 64.99	11	3,905,121.25	0.88	7.507	358	62.30	612
65.00- 69.99	17	5,098,994.86	1.14	7.864	346	66.94	598
70.00- 74.99	40	14,697,208.87	3.30	8.315	357	72.19	613
75.00- 79.99	47	15,760,036.90	3.54	8.436	357	76.79	614
80.00	858	208,499,167.73	46.81	7.987	358	80.00	673
80.01- 84.99	22	9,092,619.17	2.04	7.871	357	83.02	644
85.00- 89.99	83	31,953,013.17	7.17	8.700	358	85.97	623
90.00- 94.99	274	71,280,044.86	16.00	9.108	354	90.30	626
95.00- 99.99	156	29,274,314.10	6.57	9.861	343	95.08	627
100.00	679	49,535,989.46	11.12	10.906	241	100.00	669

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
180	651	$35,676,471.81	8.01%	11.338%	177	99.24%	675
360	1,554	409,749,457.71	91.99	8.453	358	82.98	650

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
61-120	1	$56,751.12	0.01%	10.000%	89	67.03%	533
121-180	650	35,619,720.69	8.00	11.340	177	99.30	675
241-300	2	169,142.05	0.04	9.559	273	78.18	618
301-360	1,552	409,580,315.66	91.95	8.453	358	82.98	650

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

FRM/ARM	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
ARM	1,457	$388,827,318.38	87.29%	8.462%	358	83.07%	649
Fixed Rate Loan	748	56,598,611.14	12.71	10.212	242	92.58	672

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Product	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
2/28 6 MO LIBOR IO	385	$124,794,026.46	28.02%	7.903%	358	81.57%	673
2/28 6 Mo LIBOR ARM	972	232,981,790.07	52.31	8.832	358	84.04	634
2/28 6 Month LIBOR ARM 40/30 Balloon	83	26,474,821.56	5.94	7.942	358	82.03	657
3/27 6 MO LIBOR IO	4	771,500.00	0.17	7.993	358	81.90	675
3/27 6 Mo LIBOR ARM	10	2,363,288.99	0.53	8.216	358	81.07	680
3/27 6 Month LIBOR ARM 40/30 Balloon	1	539,840.78	0.12	7.900	359	80.00	655
5/25 6 MO LIBOR	1	498,050.52	0.11	6.150	356	80.00	711
5/25 6 MO LIBOR IO	1	404,000.00	0.09	7.600	356	80.00	677
Fixed Rate	161	23,221,174.24	5.21	8.707	327	83.71	666
Fixed Rate Balloon 30/15	583	32,236,834.66	7.24	11.365	177	99.42	675
Fixed Rate Balloon 40/30	3	677,440.54	0.15	8.156	358	80.00	697
Fixed Rate IO	1	463,161.70	0.10	8.450	358	80.00	671

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Interest Only	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Interest Only	391	$126,432,688.16	28.38%	7.904%	358	81.56%	673
Not Interest Only	1,814	318,993,241.36	71.62	8.993	337	85.36	643

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
N/A	964	$182,928,634.58	41.07%	8.974%	340	84.95%	658
12	17	6,417,336.65	1.44	8.505	349	77.16	622
24	807	168,457,954.18	37.82	8.509	345	83.56	650
36	413	87,191,733.57	19.57	8.427	346	84.80	644
60	4	430,270.54	0.10	8.940	294	82.68	608

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Lien	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
First Lien	1,538	$408,831,358.82	91.78%	8.444%	357	82.92%	649
Second Lien	667	36,594,570.70	8.22	11.364	185	99.52	675

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Documentation Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Full Documentation	692	$113,390,880.60	25.46%	8.812%	342	85.82%	614
Limited Documentation	31	8,510,756.03	1.91	8.790	355	86.78	616
No Documentation	376	63,213,674.80	14.19	8.505	336	83.76	716
Stated Income	1,106	260,310,618.09	58.44	8.669	345	83.65	653

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Loan Purpose	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Cash Out Refinance	234	$107,511,197.70	24.14%	8.450%	353	81.73%	627
Purchase	1,963	335,087,746.29	75.23	8.766	340	85.22	660
Rate/Term Refinance	8	2,826,985.53	0.63	7.945	355	70.25	622

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Property Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Condo	214	$36,072,294.83	8.10%	8.626%	341	84.51%	667
Multi-Unit	79	20,215,075.47	4.54	8.900	344	86.85	658
PUD	496	105,623,920.94	23.71	8.669	343	84.47	655
Single Family Residence	1,416	283,514,638.28	63.65	8.682	343	84.00	648

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Occupancy Status	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	10	$4,843,311.78	1.09%	9.052%	357	86.97%	665
Primary	2,182	434,116,649.75	97.46	8.683	343	84.24	651
Secondary Home	13	6,465,967.99	1.45	8.468	346	85.11	651

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

State	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Alabama	26	$2,709,532.29	0.61%	9.630%	343	87.58%	623
Arizona	68	13,492,209.11	3.03	8.663	337	83.01	671
Arkansas	20	2,436,164.44	0.55	9.216	344	82.73	621
California	433	130,134,927.32	29.22	8.208	343	83.32	652
Colorado	15	3,236,022.45	0.73	8.130	344	84.43	672
Connecticut	18	4,845,389.03	1.09	9.081	353	82.98	628
Delaware	2	436,282.93	0.10	9.267	357	83.40	632
District of Columbia	7	2,718,837.30	0.61	8.286	351	85.45	663
Florida	622	117,427,472.71	26.36	8.668	343	84.36	662
Georgia	57	8,053,257.32	1.81	9.705	341	85.81	628
Idaho	1	107,783.99	0.02	8.325	358	80.00	790
Illinois	27	4,287,737.37	0.96	9.311	338	88.02	618
Indiana	22	1,955,115.44	0.44	9.387	346	88.23	625
Iowa	3	291,534.35	0.07	9.485	337	82.40	692
Kansas	5	488,497.57	0.11	10.053	346	95.01	620
Kentucky	10	1,301,954.82	0.29	8.442	337	80.77	615
Louisiana	31	3,462,339.30	0.78	9.361	342	83.94	611
Maine	6	731,920.62	0.16	8.986	330	90.81	660
Maryland	84	21,990,091.26	4.94	8.498	344	82.06	663
Massachusetts	49	11,402,138.80	2.56	9.152	345	87.17	655
Michigan	48	4,988,136.80	1.12	9.603	326	87.85	625
Minnesota	8	1,404,561.98	0.32	9.220	338	87.37	631
Mississippi	14	1,185,561.69	0.27	9.434	341	88.66	635
Missouri	21	1,867,507.08	0.42	9.266	337	85.02	671
Montana	2	116,785.06	0.03	7.521	322	84.00	723
Nebraska	1	127,271.16	0.03	9.850	358	80.00	524
Nevada	28	6,927,921.10	1.56	8.744	347	82.88	655
New Hampshire	5	851,209.18	0.19	9.029	322	88.27	672
New Jersey	31	10,200,707.33	2.29	8.859	355	85.31	629
New Mexico	2	302,250.77	0.07	9.120	358	94.69	651
New York	73	16,190,542.45	3.63	8.858	339	82.82	649
North Carolina	105	12,245,934.56	2.75	9.273	342	83.47	647
Ohio	43	3,915,079.14	0.88	9.204	334	88.15	634
Oklahoma	9	965,186.35	0.22	9.442	329	91.01	646
Oregon	1	538,894.65	0.12	7.950	357	90.00	665
Pennsylvania	37	5,597,427.10	1.26	9.676	351	89.76	616
Rhode Island	4	570,844.48	0.13	9.035	321	84.00	670
South Carolina	59	7,228,376.01	1.62	9.183	344	88.25	635
Tennessee	18	1,693,213.74	0.38	9.649	345	87.12	607
Texas	85	12,113,820.19	2.72	9.444	347	86.21	628
Utah	7	1,168,869.87	0.26	9.428	328	87.70	623
Virginia	85	21,380,673.86	4.80	8.649	341	83.43	660
Washington	5	1,099,801.73	0.25	8.540	344	80.08	644
West Virginia	4	665,743.74	0.15	9.836	357	90.98	606
Wisconsin	3	359,559.45	0.08	9.855	343	93.34	672
Wyoming	1	210,841.63	0.05	12.150	359	100.00	589

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Gross Margin (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.001 - 0.999	1	$103,052.39	0.03%	7.700%	358	80.00%	731
3.500 - 3.999	1	109,347.03	0.03	7.350	357	80.00	675
4.000 - 4.499	32	10,930,134.50	2.81	7.060	358	74.74	683
4.500 - 4.999	413	106,123,019.71	27.29	7.603	358	79.81	703
5.000 - 5.499	283	75,436,938.12	19.40	8.062	358	81.28	661
5.500 - 5.999	305	83,729,900.03	21.53	8.577	358	83.52	633
6.000 - 6.499	255	68,841,446.84	17.70	9.239	358	87.23	603
6.500 - 6.999	118	32,612,021.55	8.39	10.205	358	89.09	591
7.000 - 7.499	43	8,835,120.05	2.27	10.273	357	88.29	583
7.500 - 7.999	5	1,652,973.82	0.43	9.096	357	84.14	566
8.000 - 8.499	1	453,364.34	0.12	8.125	355	94.58	719

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
6.000 - 6.499	6	$2,496,198.09	0.64%	6.295%	356	80.90%	719
6.500 - 6.999	90	28,435,240.01	7.31	6.836	357	78.29	686
7.000 - 7.499	136	39,388,865.98	10.13	7.298	358	79.72	676
7.500 - 7.999	371	101,847,553.29	26.19	7.770	358	80.78	673
8.000 - 8.499	188	47,188,220.60	12.14	8.244	358	81.70	660
8.500 - 8.999	255	69,906,783.94	17.98	8.750	358	83.79	640
9.000 - 9.499	99	24,679,488.17	6.35	9.260	358	85.77	617
9.500 - 9.999	137	33,858,197.90	8.71	9.701	358	87.39	604
10.000 -10.499	56	15,259,298.98	3.92	10.258	358	90.36	614
10.500 -10.999	63	14,913,924.60	3.84	10.734	358	89.21	577
11.000 -11.499	19	3,838,146.02	0.99	11.245	358	89.74	575
11.500 -11.999	25	4,506,666.05	1.16	11.715	358	93.86	574
12.000 -12.499	8	1,982,711.83	0.51	12.238	358	95.04	578
12.500 -12.999	4	526,022.92	0.14	12.724	358	98.03	569

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
11.000 -11.499	1	$115,246.71	0.03%	6.450%	353	80.00%	648
12.000 -12.499	2	1,032,450.52	0.27	5.878	355	80.00	657
12.500 -12.999	4	1,486,111.69	0.38	6.826	356	73.98	622
13.000 -13.499	9	3,831,663.53	0.99	6.852	356	73.77	665
13.500 -13.999	96	30,431,406.43	7.83	6.932	357	78.91	685
14.000 -14.499	136	39,462,436.28	10.15	7.337	358	80.46	677
14.500 -14.999	361	98,222,422.14	25.26	7.778	358	80.81	674
15.000 -15.499	185	45,803,690.77	11.78	8.282	358	81.35	659
15.500 -15.999	254	69,468,509.20	17.87	8.754	358	83.97	640
16.000 -16.499	98	24,260,156.80	6.24	9.261	358	85.87	618
16.500 -16.999	136	33,686,453.91	8.66	9.700	358	87.37	604
17.000 -17.499	56	15,259,298.98	3.92	10.258	358	90.36	614
17.500 -17.999	63	14,913,924.60	3.84	10.734	358	89.21	577
18.000 -18.499	19	3,838,146.02	0.99	11.245	358	89.74	575
18.500 -18.999	25	4,506,666.05	1.16	11.715	358	93.86	574
19.000 -19.499	8	1,982,711.83	0.51	12.238	358	95.04	578
19.500 -19.999	4	526,022.92	0.14	12.724	358	98.03	569

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
3.000	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649
Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
1.000	1,456	$388,620,471.22	99.95%	8.461%	358	83.06%	649
2.000	1	206,847.16	0.05	9.250	356	100.00	702

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Next Rate Change Date	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
08/01/07	1	$468,246.08	0.12%	7.250%	352	65.00%	571
09/01/07	3	555,982.67	0.14	7.070	353	79.17	665
10/01/07	7	2,327,707.99	0.60	7.219	354	83.81	630
11/01/07	12	5,444,503.50	1.40	7.634	355	85.20	635
12/01/07	92	25,535,146.89	6.57	8.183	356	82.78	663
12/25/07	1	179,991.81	0.05	7.400	357	80.00	703
01/01/08	449	125,076,967.19	32.17	8.422	357	82.93	651
01/02/08	1	215,200.00	0.06	8.750	358	80.00	708
02/01/08	435	111,203,666.95	28.60	8.603	358	83.82	647
03/01/08	419	109,808,550.01	28.24	8.535	359	82.57	644
04/01/08	20	3,434,675.00	0.88	8.444	360	84.56	670
01/01/09	6	1,601,414.42	0.41	7.960	357	77.22	681
02/01/09	5	1,170,506.76	0.30	8.070	358	85.58	690
03/01/09	4	902,708.59	0.23	8.480	359	82.10	645
12/01/10	2	902,050.52	0.23	6.799	356	80.00	696

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Grade	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
M1	956	$203,153,509.69	45.61	8.978%	346	84.91%	626
M2	161	37,275,474.74	8.37	9.630	355	83.83	587
M3	10	2,304,158.77	0.52	10.023	358	76.09	568
M4	5	913,882.74	0.21	9.060	358	67.81	575
Alt A	1,060	199,907,505.73	44.88	8.190	338	83.94	692
AAA	1	107,501.54	0.02	8.375	276	80.00	649
A+	5	684,778.24	0.15	8.988	327	81.92	625
A	2	324,271.99	0.07	9.221	320	77.46	542
A-	2	489,201.09	0.11	8.055	281	68.97	565
C	1	61,640.51	0.01	11.625	269	75.00	564
Fico Enhanced	2	204,004.48	0.05	9.672	323	94.64	658

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

IO Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
N/A	1,814	$318,993,241.36	71.62%	8.993%	337	85.36%	643
60	389	125,565,526.46	28.19	7.903	358	81.57	673
120	2	867,161.70	0.19	8.054	357	80.00	674

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

MI Company	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
MGIC	977	$264,754,902.46	59.44%	8.346%	357	83.81%	657
NO MI	1,225	180,074,324.43	40.43	9.183	323	85.02	643
PMI	1	432,449.97	0.10	7.800	306	69.23	569
RADIAN	2	164,252.66	0.04	8.936	211	75.52	609

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652